UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: May 20, 2005

Date of Report: May 25, 2005

INTERNET AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Dallas Center

350 N. Paul Street

Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 861-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 3.02 of this Form 8-K with respect to the unregistered sales of equity securities by Internet America, Inc., a Texas corporation (the “Company”).

ITEM 3.02	UNREGISTERED SALES OF SECURITIES

On May 23, 2005, the Company issued 2,000,000 million shares of its common stock, $0.01 per value per share (the “Common Stock”), pursuant to a Securities Purchase Agreement dated as of May 20, 2005, with those several investors set forth on Exhibit A thereto (collectively, the “Purchasers”), at a price per share of $0.75. Proceeds to the Company from the sale of the securities will be approximately $1,500,000. A copy of the Securities Purchase Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Securities Purchase Agreement, the Company and the Purchasers entered into a Registration Rights Agreement dated as of May 20, 2005 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to grant “piggyback” registration rights to the Purchasers. A copy of the Registration Rights Agreement is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is relying on the exemptions from registration provided pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit Number	Description
4.1	Securities Purchase Agreement dated as of May 20, 2005

4.2	Registration Rights Agreement dated as of May 20, 2005

99.1	Press Release of Internet America, Inc. dated May 24, 2005

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNET AMERICA, INC.

Date: May 25, 2005	By:	/s/ WILLIAM E. LADIN, JR.
	Name:	William E. Ladin, Jr.
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Securities Purchase Agreement dated as of May 20, 2005

4.2	Registration Rights Agreement dated as of May 20, 2005

99.1	Press Release of Internet America, Inc. dated May 24, 2005